UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2009

MIKOJO INCORPORATED
(Formerly known as LG HOLDING CORPORATION)
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53185	95-3797580
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1840 Gateway Drive, Suite 200, Foster City, CA		94404
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:
(650) 283-2653

LG Holding Corporation
3413 S Ammons Street #22-6
Lakewood, CO 80227
          (Former name or former address, if changed since last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant's Certifying Accountants

On September 11, 2009, the Board of Directors of Mikojo Incorporated (“Mikojo” or “Company”) determined to dismiss its independent principal accountant and auditor, Ronald R. Chadwick, P.C.(“Chadwick”) effective that date.  Chadwick has served the Company well since 2007. Under Item 304 of Regulation S-K, the reason for the dismissal, not resignation nor declining to stand for re-election.

On September 11, 2009, the Company decided to engage Paritz & Co., Hackensack, NJ as independent principal accountant and auditor to report on the Company’s financial statements for the fiscal year ended June 30, 2009, including performing the required quarterly reviews.

During the two most recent fiscal years and the interim period through the date of the resignation, there were no disagreements with Chadwick on any matter of accounting principles or practices, financial statement disclosure or auditing  scope or  procedure, which disagreements, if not resolved to Chadwick’s satisfaction, would have caused Chadwick to make reference to the subject matter of the disagreements in connection with its reports.

During the two most recent fiscal years through the date of resignation, the reports of Chadwick did not contain any adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles other than the following:

1)              The Report of Independent Registered Public Accounting Firm issued by Chadwick with respect to the Company’s audited financial statements for the year ended January 31, 2009 contained the following statement:

” The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements the Company has suffered a loss from operations that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

2)              The Report of Independent Registered Public Accounting Firm issued by Chadwick with respect to the Company’s audited financial statements for the year ended January 31, 2008 contained the following statement:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements the Company has suffered a loss from operations that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the two most recent fiscal years and any subsequent interim period through the date of change in accountants, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Company requested that Chadwick furnish it with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not Chadwick agreed with the above statements.  A copy of Chadwick’s letter to the SEC dated September 15, 2009 is filed as an Exhibit to this Form 8-K.

During the two most recent fiscal years and the subsequent interim period through the date of the dismissal of Chadwick, the Company did not consult with Paritz & Co. regarding any matters described in Item 304(a)(2)(i)or(ii) of Regulation S-K.

Item 8.01   Other Events

On September 11, 2009, LG Holding Corporation, a Colorado corporation completed a merger with and into its wholly-owned subsidiary, Mikojo Incorporated, a Delaware corporation (“Mikojo”) , which resulted in (a) a change of domicile of the Company from the State of Colorado to the State of Delaware; (b) a change of the name of our company from LG Holding Corporation to Mikojo Incorporated; (c) the right of each holder of the Company’s common shares to receive one (1) share of Mikojo Incorporated common stock, par value $0.0001 per share,  for each one (1) share of the common stock of LG Holding Corporation, par value $0.001 per share, owned by the holder as of the effective time of the Merger; (d) the persons presently serving as the Company’s executive officers and directors serving in their same respective positions with Mikojo; and (e) the adoption of Mikojo’s Certificate of Incorporation under the laws of the State of Delaware, pursuant to which our authorized capital stock will be 100,000,000 shares, consisting of 100,000,000 shares of common stock, par value $0.0001 per share and no preferred stock and   the adoption of new Bylaws under the laws of the State of Delaware.

The merger transaction was approved by the holders of a majority of the outstanding shares of the Company’s and Mikojo’s common stock by written consent in lieu of a meeting pursuant to each corporation’s by-laws and applicable Colorado and Delaware law.  Thereafter, on August 14, 2009, the Company filed a Schedule 14c Information Statement detailing the merger transaction with the U.S. Securities and Exchange Commission, which was mailed to all of the shareholders of the Company on August 14, 2009.  The shareholder action became effective twenty (20) days later on September 4, 2009.

Attached as Exhibit 99.1 is a press release relative to the completion of the merger transaction dated September 16, 2009.

Item 9.01.   Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

Exhibit 16.1  Letter from Chadwick dated September 15, 2009
Exhibit 99.1  Press Release dated September 16, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MIKOJO INCORPORATED

DATE: September 15, 2009	By:	/s/ James Cates
James Cates
President and Chief Executive Officer